Exhibit 10.13



                           FIRST AMENDMENT TO SUBLEASE

     This FIRST AMENDMENT TO SUBLEASE (the "Amendment"), made as of the 30th day of August, 2002, by and between Catalyst Operations, Inc., a Connecticut corporation, having an address at 10 South Street, Suite 202, Ridgefield, Connecticut 06877 ("Sublessor"), and 4networld.com, Inc. n/k/a 4net Software, Inc., a Delaware corporation, having an address at 10 South Street, Suite 202, Ridgefield, Connecticut 06877 ("Sublessee"),

                              W I T N E S S E T H:

     WHEREAS, Sublessor and Sublessee, entered into the Sublease, dated as of February 1, 2001 (the "Sublease"), with respect to the premises known as 10 South Street, Suite 202, Ridgefield, Connecticut 06877 (the "Premises"); and

     WHEREAS, Sublessor and Sublessee wish, to modify and amend the terms of the Sublease as set forth herein;

     NOW, THEREFORE, in consideration of the premises, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

     1) Paragraph 1 of the Sublease shall be amended by adding the following sentence to the end of Paragraph 1:

     Lessee shall be entitled to terminate the Sub-Lease upon thirty (30) days written notice to the Lessor.

     2. Paragraph 2 of the Sublease shall be amended by deleting such Paragraph 2 in its entirety and substituting therefor the following:

          Lessee covenants to pay to Lessor as a net minimum rent (the "Fixed Rent") during the Lease Term twelve thousand dollars ($12,000.00) per annum.

          The Fixed Rent shall be payable in advance in equal monthly installments of one thousand dollars ($1,000.00) on the first day of each calendar month. If the Lease Term does not commence on the first day of a month, the Fixed Rent for the month in which the Lease Term commences shall be appropriately apportioned. The first installment of Fixed Rent shall be paid simultaneously with the execution of this Lease. Each date on which Fixed Rent is payable hereunder is hereinafter referred to as a "Rent Payment Date".

          Lessee also covenants to pay, from time to time as provided in this Lease, as Additional Rent, all other amounts and obligations which Lessee assumes or agrees to pay under this Lease. If Lessee fails to pay any such Additional Rent, Lessor shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise in the case of nonpayment of rent. All Fixed Rent and Additional Rent (collectively hereinafter referred to as "Rent") shall be paid in such coin or currency (or, subject to collection, by good check payable in such coin or currency) of the United States of America as at the time shall be legal tender for the payment of public and private debts, at the office of Lessor as set forth above, or at such place and to such person as Lessor from time to time may designate.

     3. Paragraph 12 of the Sublease shall be amended by deleting such Paragraph 12 in its entirety and substituting therefor the following:

          Lessee shall pay fifty dollars ($50.00) per month for all public or private utility services and all sprinkler systems and protection services at any time rendered to or in connection with the Demised Premises or any part thereof; shall comply with all contracts relating to any such services; and shall do all other things required for the maintenance and continuance of all such services.

     4.   This Amendment shall be effective September 1, 2002.

     5. Except as herein expressly provided, the Sublease shall remain unmodified and in full force and effect and, as modified hereby, represents the entire agreement of the parties and may not be modified, amended or altered except in writing signed by both parties.

     IN WITNESS WHEREOF, this Amendment is executed and delivered by the duly authorized representatives of the parties as of the date first set forth above.


SUBLESSOR:                                         SUBLESSEE:
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CATALYST OPERATION, INC.                           4NET SOFTWARE, INC.


By:                                                By:
   -------------------------                          -------------------------
Name: Steven N. Bronson                            Name: Steven N. Bronson
Title:  President                                  Title:  President